United Technologies Corporation	Exhibit 21
Subsidiary and Affiliate Listing
December 31, 2013

Entity Name	Place of Incorporation
3090445 Nova Scotia Limited	Canada
3234808 Nova Scotia Limited	Canada
Augusta (Gibraltar) Holdings I Limited	Gibraltar
Augusta (Gibraltar) Holdings II Limited	Gibraltar
Australia Holdings Inc.	Delaware
Auxiliary Power International Corporation	Delaware
Beesail Limited	United Kingdom
Bridgecam (Ireland) Limited	Ireland
Cambridge Luxembourg S.à r.l	Luxembourg
Caricor Ltd.	Delaware
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Mexico S.A. de C.V.	Mexico
Carrier Technologies ULC	Canada
Ceesail Limited	United Kingdom
Chubb Fire Limited	United Kingdom
Chubb Group Limited	United Kingdom
Chubb Group Security Limited	United Kingdom
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	United Kingdom
Chubb International Limited	United Kingdom
Chubb Limited	United Kingdom
Chubb Nederland B.V.	Netherlands
Chubb Security Holdings Australia Pty Ltd	Australia
Commonwealth Luxembourg Holdings S.à r.l	Luxembourg
Delavan Inc.	Delaware
Derco Logistics, Inc.	Wisconsin
Devonshire Switzerland Holdings GmbH	Switzerland
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong
Goodrich Aerospace Canada Ltd	Canada
Goodrich Aftermarket Services Limited	United Kingdom
Goodrich Control Systems	United Kingdom
Goodrich Corporation	New York
Goodrich Limited	United Kingdom
Goodrich Luxembourg Holding S.a.r.l.	Luxembourg
Goodrich Pump & Engine Control Systems, Inc.	Delaware

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2013

Entity Name	Place of Incorporation
Goodrich XCH Luxembourg B.V./S.a.r.l.	Netherlands
Gulf Security Technology Company Limited	China
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings (Luxembourg) S.à r.l	Luxembourg
HEJ Holding, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
IAE International Aero Engines AG	Switzerland
International Aero Engines, LLC	Delaware
JMS I Corporation	Delaware
Kaysail Limited	United Kingdom
Kidde America Inc.	Delaware
Kidde Graviner Limited	United Kingdom
Kidde Holdings Limited	United Kingdom
Kidde International Limited	United Kingdom
Kidde Limited	United Kingdom
Kidde Technologies Inc. (*)	Delaware
Kidde UK	United Kingdom
Kidde US Holdings Inc.	Delaware
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Lenel Systems International, Inc.	Delaware
Netherlands Parkview Coöperatief U.A.	Netherlands
NSI, Inc.	Delaware
Otis Elevator (China) Company Limited	China
Otis Elevator Company (DE)	Delaware
Otis Elevator Korea	Republic of Korea
Otis Holdings GmbH & Co. OHG	Germany
Otis Limited	United Kingdom
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Participations LLC	Delaware
Parkview Treasury Services (UK) Limited	United Kingdom
Pratt & Whitney Aero Engines International Services GmbH	Switzerland
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Component Solutions Inc.	Michigan
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Materials International Sàrl	Switzerland

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2013

Entity Name	Place of Incorporation
Pratt Aero Limited Partnership	Canada
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Shanghai Yileng Carrier Air Conditioning Equipment Company Limited	China
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sikorsky Global Helicopters, Inc.	Pennsylvania
Simmonds Precision Products, Inc.	New York
Sirius Korea Limited	United Kingdom
South American Coöperatief U.A.	Netherlands
Trenton Luxembourg S.à r.l	Luxembourg
Trumbull Holdings SCS	France
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd.	Canada
United Technologies Corporation (DE)	Delaware
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	United Kingdom
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	United Kingdom
United Technologies Holdings SAS	France
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.à r.l	Luxembourg
United Technologies Paris SNC	France
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l	Luxembourg
UT Park View, Inc.	Delaware
UTC (US) LLC	Delaware
UTC Canada Corporation	Canada
UTC Corporation	Delaware
UTC Fire & Security Americas Corporation, Inc	Delaware
UTC Fire & Security Corporation	Delaware
UTC Fire & Security Luxembourg S.a r.l.	Luxembourg
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2013

Entity Name	Place of Incorporation
Wytwornia Sprzetu Komunikacyjnego PZL-Rzeszow S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.